Contact:	Zhongpin Inc.	Crocker Coulson, President
	Yuanmei Ma	Leslie Richardson, Financial Writer
	Chief Financial Officer	CCG Elite
	Phone: 86 010 828 61788	Phone: 646-213-1915
Crocker.coulson@ccgir.com
Leslie.richarsdon@ccgir.com

For Immediate Release

Zhongpin Inc. Announces Conference Call
to Discuss Second Quarter 2007 Results

Changge City, Henan Province, PRC - August 1, 2007 - Zhongpin Inc. (OTC BB: ZHNP) today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, August 9, 2007 to discuss its second quarter 2007 results.

Hosting the call will be Crocker Coulson, President of CCG Elite, joined by Mr. Xianfu Zhu, Chairman and Chief Executive Officer, Ms. Yuanmei Ma, Vice President and Chief Financial Officer and Mr. Baoke Ben, Executive Vice President, of Zhongpin. Zhongpin plans to distribute its earnings announcement earlier that same day.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-800-8648. International callers should dial 617-614-2702. When prompted by the operator, mention Conference Passcode 66929075.

If you are unable to participate in the call at this time, a replay will be available on Thursday, August 9, 2007 at 11:00 a.m. Eastern Time, through Thursday, August 16, 2007. To access the replay dial 888-286-8010 and enter the conference passcode 92801249. International callers should dial 617-801-6888 and enter the same passcode 92801249.

The conference will be broadcast live over the Internet and can be accessed by all interested parties at Zhongpin's website at http://www.zpfood.com. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

About Zhongpin Inc.

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans more than 20 provinces and includes over 2,800 retail outlets. Zhongpin's export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan, and South Korea. For more information contact CCG Elite directly or visit Zhongpin's website at www.zpfood.com.